UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): November 17, 2005

                          AnnTaylor Stores Corporation
                          ----------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

               1-10738                             13-3499319
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      (Commission File Number)            (IRS Employer Identification No.)

                       7 Times Square, New York, NY 10036
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          (Address of Principal Executive Offices, Including Zip Code)

                                 (212) 541-3300
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              (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  Entry into a Material Definitive Agreement.

EMPLOYMENT AGREEMENT WITH MS. KATHERINE KRILL
---------------------------------------------

         On November 17, 2005, the Board of Directors (the "Board") of AnnTaylor Stores Corporation (the "Company") approved, upon the recommendation of the Compensation Committee of the Board (the "Compensation Committee"), a new employment agreement with Ms. Katherine Krill (the "Agreement") in connection with Ms. Krill's promotion to Chief Executive Officer of the Company. A copy of the Agreement is filed herewith as Exhibit 10, and a summary description of the material terms of the Agreement is set forth below which summary is qualified in its entirety by the attached Agreement.

         Under the Agreement, Ms. Krill will serve as Chief Executive Officer of the Company and for as long as Ms. Krill is employed as the Chief Executive Officer, the Company shall nominate her for re-election as a member of the Board. The Agreement is effective as of October 1, 2005 and has an initial three-year term, provided, that, commencing October 1, 2008, the term shall be automatically renewed for successive one-year periods unless either party provides notice of non-renewal at least six months prior to the applicable October 1. Under the Agreement, Ms. Krill will receive an annual base salary of at least $1,000,000. For each fiscal year, Ms. Krill shall be eligible to earn an annual cash bonus under the Company's Management Performance Compensation Plan (the "Bonus Plan"). Commencing with the Company's 2006 fiscal year, Ms. Krill's Performance Percentage (as defined in the Bonus Plan) shall be 100% per annum and the business criterion to be used in determining the relevant performance goals shall be determined by the Compensation Committee and approved by the Board. Ms. Krill shall also participate in the Company's Long Term Cash Incentive Compensation Plan and the 2004 Long Term Cash Incentive Compensation Plan with a target award of 50% of base salary.

         Concurrent with the Board's approval of the Agreement, the Company granted Ms. Krill an option to purchase 200,000 shares of Company common stock under the 2003 Equity Incentive Plan, as amended (the "Plan"). The option was granted with an exercise price equal to fair market value on the date of grant ($28.49) and generally shall vest with respect to one-third of such shares on each of October 1, 2006, 2007 and 2008, subject to Ms. Krill's continued employment. Subject to shareholder approval of an amendment to the Plan to increase the number of shares of Company common stock available for issuance under the Plan, the Company granted Ms. Krill 400,000 shares of restricted common stock on November 17, 2005; 200,000 of such restricted shares generally shall vest over time with one-third vesting on each of October 1, 2006, October 1, 2007 and October 1, 2008; and the remaining 200,000 restricted shares generally shall be eligible to vest pro rata on the March 15 following the end of each of the Company's 2006, 2007 and 2008 fiscal years based upon the attainment of certain performance goals as determined by the Compensation Committee and approved by the Board (in each case, subject to Ms. Krill's continued employment with the Company).

         Ms. Krill is eligible to participate in each of the Company's benefit plans in which other executive officers of the Company participate. In addition, the Company shall maintain a supplemental life insurance policy on behalf of Ms. Krill which provides for a death benefit equal to no less than $7,000,000.

         Upon a termination of employment without "cause" or for "good reason" (as defined in the Agreement), or upon non-renewal of the term by the Company, in each case prior to the occurrence of a "change in control" of the Company (as defined in the Agreement), Ms. Krill shall be entitled to receive for the greater of the remainder of the term of the Agreement or 18 months, monthly cash severance based on salary plus average short-term bonus over the prior 3 fiscal years (or lesser period so as to exclude any year prior to fiscal 2006). Upon such a termination, all equity awards granted on or after October 1, 2005 shall fully vest, except that in the case of performance-based restricted stock, only that portion of the award which is eligible to vest on the March 15 following the end of the fiscal year of termination shall vest and then only on a pro rata basis based on actual performance for the year. All equity awards granted prior to the effective date of the Agreement shall remain governed by the terms of Ms. Krill's prior employment agreement with the Company and the individual award agreements under which such awards were granted. The Company shall also provide medical/health coverage to Ms. Krill for the longer of the remainder of the term of employment agreement or eighteen months, but in no event beyond the second calendar year following the year in which the date of termination of employment occurs. Upon such a termination following a change in control, Ms. Krill shall be entitled to receive a cash severance lump sum equal to three times the sum of salary plus a bonus component (including both short-term and long-term bonuses) the calculation of which will depend upon whether the termination occurs prior to or after the end of fiscal 2006. In the event that any payment under the Agreement is subject to the excise tax for golden parachute payments, the Company shall provide Ms. Krill with a gross-up payment as may be necessary to put her in the same after-tax position as if the payments had not been subject to the excise tax.

         The Agreement imposes restrictive covenants on Ms. Krill relating to non-competition and non-solicitation of Company employees.

ITEM 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.       Description
-----------       -----------

10 Employment Agreement with Katherine L. Krill, effective as of October 1, 2005.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AnnTaylor Stores Corporation


                                         By: /s/ Barbara K. Eisenberg
                                             -----------------------------
                                         Name:  Barbara K. Eisenberg
                                         Title: Executive Vice President,
                                                General Counsel and Secretary


Dated: November 23, 2005

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                                 EXHIBIT INDEX

Exhibit No.      Description
-----------      -----------

10 Employment Agreement with Katherine L. Krill, effective as of October 1, 2005.